Supplement to
Prospectus Supplement dated May 4, 2005
(to Prospectus dated October 26, 2004)


                                 $988,688,000
                                 (Approximate)

                               INDYMAC MBS, INC.
                                   Depositor


                          [INDYMAC BANK LOGO OMITTED]
                          Seller and Master Servicer

                  IndyMac INDX Mortgage Loan Trust 2005-AR10
                                    Issuer

             Mortgage Pass-Through Certificates, Series 2005-AR10



                                --------------



     The Prospectus Supplement dated May 4, 2005 to the Prospectus dated October 26, 2004 with respect to the above captioned series of certificates is hereby amended as follows:

     The Initial Class Certificate Balances of the Class A-2 and Class A-3 Certificates appearing in the table on the cover page to the Prospectus Supplement are revised to read $231,880,000 and $139,128,000, respectively.



                      UBS Investment Bank [LOGO OMITTED]


                                 May 11, 2005